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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                       [ ]
Filed by a Party other than the Registrant    [X]

check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
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[ ]   Soliciting Material Under Rule 14a-12

                                              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e) (2)

                            COMPUTER HORIZONS CORP.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    AQUENT LLC, AQUENT INC., JOHN H. CHUANG,
                      STEVEN M. KAPNER AND MIA M. WENJEN
   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
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          0-11

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price on other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined

     4.   Proposed maximum aggregate value of transaction:

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     [ ]  Fee paid previously with preliminary material



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[AQUENT LOGO]

FOR IMMEDIATE RELEASE

            AQUENT WINS ISS SUPPORT FOR TWO INDEPENDENT NOMINEES TO
          COMPUTER HORIZONS BOARD AND ENHANCING SHAREHOLDERS' ABILITY
                            TO CALL SPECIAL MEETING

Boston, MA, May 6, 2003 - Aquent LLC, a privately held global professional services firm, today announced that Institutional Shareholder Services (ISS) has recommended that shareholders of Computer Horizons Corp. (NASDAQ: CHRZ) vote for the election of two new independent and highly-qualified director nominees to Computer Horizons' Board of Directors. ISS also recommended that shareholders vote for Aquent's proposed by-law amendment. Both proposals are on the agenda for the Company's Annual Meeting scheduled to be held on May 14, 2003.

ISS is widely recognized as the leading independent proxy advisory firm in the nation. Their recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

In reaching its decision to recommend that Computer Horizons' shareholders vote FOR the two independent director nominees and FOR Aquent's proposed by-law amendment, ISS noted in its May 6, 2003 report that:

         "Given the company's poor performance and some egregious corporate governance practices such as the recent repricing and Cassese's separation agreement, ISS recommends in favor of the dissident's nominees. Since the dissident is not seeking board control, the risk of management turnover and disruption of company's operations is relatively low. In addition, approval of the Aquent transaction would still require board approval and supermajority shareholder approval. The two new nominees may bring a fresh perspective and ensure that the board explores all avenues for value maximization and tighten scrutiny on corporate governance."

Regarding the proposed by-law amendment, ISS said in its report that:

         "We support the dissident's proposed bylaw amendment to reduce the threshold to call special meeting to 10 percent from 25 percent. The ability to call a special meeting is one that should be cherished by shareholders but one that could also be abused. It is important that the percent of shareholders required to call such a meeting be high enough to indicate real shareholder interest in the proposal. The majority of shareholders would not want to pay the expense of superfluous shareholder meetings for frivolous reasons. It is also worth noting that no existing shareholder passes the ten percent threshold. Therefore, the ten percent threshold appears to be a reasonable level, especially given the combination of anti-takeover provisions that the company has in place."



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John Chuang, Chairman and Chief Executive Officer of Aquent LLC, said, "We are very pleased that ISS has recommended that Computer Horizons' shareholders vote for the two independent director nominees and for Aquent's proposed by-law amendment. The two individuals Aquent has nominated as directors, Robert A. Trevisani and Karl L. Meyer, are independent of both Aquent and Computer Horizons. Both are experienced as public company directors, both are familiar with merger and acquisition transactions, and both are fully committed to acting in the interest of shareholders in accordance with their fiduciary duties. We believe that the election of these new members to the Computer Horizons Board will help guide the Board to fulfill its fiduciary duty to explore all avenues open to the Board and its advisors with the goal of maximizing shareholder value. Furthermore, we believe that the proposed by-law amendment will afford shareholders the opportunity to hold Computer Horizons' Board accountable for its actions at any time during the year, not just once a year at the annual meeting. At present, only management or the holders of 25% or more of Computer Horizons' outstanding stock can call a special meeting."

Mr. Chuang continued, "At Computer Horizons' May 14th Annual Meeting, shareholders will have the opportunity to send a message to the Computer Horizons Board that cannot be ignored. Shareholders will be able to elect independent directors who are committed to maximizing value for shareholders now."

Keep your Board accountable -- Vote FOR the election of Aquent's independent director nominees and vote FOR the proposed by-law amendment by signing, dating and returning the enclosed GOLD proxy card TODAY.

We urge you: Do not return the white proxy card solicited by Computer Horizons' Board and management, even to vote AGAINST their slate. If you have previously returned a white proxy card, you have every right to change your vote. Only your latest dated proxy counts. Vote the GOLD card today.

About Aquent
Aquent LLC is a privately-held premier global solutions company that operates 70 offices located in 15 countries. Aquent consists of two divisions: IT Services, providing solutions in application development, quality assurance testing, and project management; and Marketing & Creative Services, providing outsourcing, systems consulting and staffing for Global 1000 companies. Aquent was founded 17 years ago and is headquartered in Boston, MA. Additional information about Aquent can be found on the Company's website at www.aquent.com.

In connection with Computer Horizons' upcoming Annual Meeting, Aquent has filed a proxy statement with the Securities and Exchange Commission (SEC) and mailed it to shareholders. COMPUTER HORIZONS SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Aquent with the SEC in connection with the Annual Meeting at the SEC's web site at www.sec.gov. Computer Horizons shareholders may also obtain free copies of the proxy statement and other documents filed by Aquent in connection with the annual meeting, including information about the identity of the participants in the solicitation (who may be deemed to include, in addition to Aquent, Aquent's nominees Robert A. Trevisani and Karl E. Meyer, and Aquent's directors and executive officers John H. Chuang, Steven M. Kapner, Mia Wenjen and Nunzio Domilici) and a description of their direct and indirect interests, by security holdings or otherwise, by directing a request to: Aquent LLC, 711



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Boylston Street, Boston, Massachusetts 02116, Attn: Steven M. Kapner, phone:
(617) 535-5000, email: skapner@aquent.com.

SAFE HARBOR STATEMENT

Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby, including due to risk factors listed from time to time in Computer Horizons' reports and filings with the Securities and Exchange Commission.

                                      # # #

Contact:
Investors                               Media
Mark Harnett                            Matthew Sherman / Jeremy Jacobs
MacKenzie Partners                      Joele Frank, Wilkinson Brimmer Katcher
212-929-5877                            212-355-4449